UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 1, 2006
Centerplate, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31904 (Commission File Number)	13-3870167 (IRS Employer Identification No.)
201 East Broad Street
Spartanburg, SC 29306
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code (864) 598-8600
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Principal Officers
     On March 1, 2006, Paul W. MacPhail, Centerplate’s Chief Executive Officer and Chairman of the Board of Directors, resigned from all positions with Centerplate in order to become a principal in a start-up enterprise unrelated to the hospitality industry. Mr. MacPhail’s resignation was not related to any disagreement or dispute with Centerplate’s management.
Item 5.02(c) Appointment of Directors; Appointment of Principal Officers
     On March 1, 2006, the Board of Directors appointed Janet L. Steinmayer, 50, to serve as Chief Executive Officer and President of Centerplate. Ms. Steinmayer has served as President since February 2005 and was named a director and Chief Operating Officer in September 2005. She joined the company in 1993.
     On March 1, 2006, the Board of Directors of Centerplate announced that it had appointed David M. Williams, 64, to serve as its non-executive Chairman of the Board. Mr. Williams has served as a member of the Board of Directors since December 2003. Mr. Williams served as President and Chief Executive Officer of the Ontario Workplace Safety and Insurance Board from 1998 until June 2003.
     A press release announcing the foregoing resignation and appointments is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit	Description

99.1	Press Release, dated March 2, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2006	Centerplate, Inc.
	By:	/s/ Kenneth R. Frick
	Name:	Kenneth R. Frick
	Title:	Executive Vice President and Chief Financial Officer